                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        BINDVIEW DEVELOPMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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
[BINDVIEW LOGO
 APPEARS HERE]

                                 April 13, 2001

Dear Fellow Shareholder:

    I am pleased to invite you to attend BindView Development Corporation's 2001 annual meeting of shareholders. We will hold the meeting at 9:00 a.m. on Friday, May 18, 2001, at BindView's corporate offices located at 5151 San Felipe, Houston, Texas 77056, on the second floor.

    The formal notice of meeting and proxy statement that follow this letter describe the matters which the shareholders will consider and vote on at the meeting. We have enclosed a proxy card so that you may grant your proxy to be voted as you indicate. We have also enclosed a copy of our 2000 corporate brochure and 2000 Form 10-K. We encourage you to read these materials.

    Your vote is important. PLEASE COMPLETE, SIGN, DATE, AND MAIL YOUR PROXY CARD PROMPTLY, whether or not you plan to attend the annual meeting. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy.

    The Board of Directors recommends that you approve the proposal described in the attached proxy statement. The rest of the Board of Directors and I look forward to seeing you at the meeting.

                                 Very truly yours,

                                 /s/ ERIC J. PULASKI
                                 -----------------------------------------------
                                 Eric J. Pulaski
                                 Chairman of the Board

[BINDVIEW LOGO
 APPEARS HERE]

                        BINDVIEW DEVELOPMENT CORPORATION
                           5151 SAN FELIPE, 25TH FLOOR
                              HOUSTON, TEXAS 77056

                                 ---------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 ---------------

    BindView Development Corporation will hold its 2001 annual meeting of shareholders at 9:00 a.m. on Friday, May 18, 2001, at BindView's corporate offices located at 5151 San Felipe, Houston, Texas 77056, on the second floor.

    At the meeting, we will:

    o  elect two directors; and

    o  transact any other business that may properly come before the meeting.

                                       By Order of the Board of Directors,

                                       /s/ D. C. TOEDT III
                                       -----------------------------------------
                                       D. C. Toedt III
                                       Vice President, General Counsel,
                                       and Secretary



Houston, Texas
April 13, 2001

                      PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                        BINDVIEW DEVELOPMENT CORPORATION

                                 PROXY STATEMENT

    -----------------------------------------------------------------------

    This proxy statement relates to the solicitation of proxies by the Board of Directors of BindView Development Corporation for use at BindView's 2001 annual meeting of shareholders. The meeting will be held at 9:00 a.m. on Friday, May 18, 2001, at BindView's corporate office located at 5151 San Felipe, Houston, Texas 77056, on the second floor.

    You are entitled to vote at that meeting if you were a holder of record of BindView's common stock at the close of business on March 29, 2001. On April 13, 2001, we began mailing to shareholders entitled to vote at the meeting a proxy card, this proxy statement, our 2000 corporate brochure and our 2000 Form 10-K. On March 29, 2001, there were 51,196,275 shares of BindView's common stock outstanding. Each share of common stock entitles the holder to one vote on each matter considered at the meeting.

    Your proxy card will appoint Richard P. Gardner and Shanoop Kothari as proxy holders, or your representatives, to vote your shares as you indicate. If you sign, date and return your proxy card without specifying voting instructions, the proxy holders will vote your shares FOR the election of the director nominees named in this proxy statement.

    Signing, dating and returning your proxy card does not preclude you from attending the meeting and voting in person. If you submit more than one proxy, the latest-date proxy will automatically revoke your previous proxy. You may revoke your proxy at any time before it is voted at the meeting by:

    o delivering a signed written revocation letter, dated later than the proxy, to BindView, attention: Shanoop Kothari; or

    o attending the meeting and voting in person or by proxy. Attending the meeting will not automatically revoke your proxy.

    On the enclosed form of proxy, you may vote for or withhold authority to vote for each of the director nominees listed in this proxy statement.

    The Board expects the nominees named in this proxy statement to be available for election. If either nominee is not available, and you have submitted a signed and dated proxy card that does not withhold authority to vote for that nominee, the proxy holders may vote your shares for a substitute. We are not aware of any matters to be brought before the meeting other than those described in this proxy statement. If you sign, date and return your proxy card, and any other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote your shares in accordance with their best judgment.

    No business can be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy.

    Representatives of Mellon Investor Services L.L.C., the transfer agent and registrar for the common stock, will act as the independent inspector of election.

    Share information in this proxy statement gives effect to the one-for-one stock dividend paid by BindView on February 17, 2000 (the "Stock Split"), unless indicated otherwise.

                        PROPOSAL : ELECTION OF DIRECTORS

    At the meeting, you the shareholders will elect two directors. The Board is comprised of five directors divided into three classes, each class being composed as equally in number as possible in accordance with BindView's Amended and Restated Articles of Incorporation. The classes have staggered three-year terms, with the term of one class expiring at each annual meeting of shareholders.

    The directors in Class III, whose terms expire at the meeting, are Peter L. Bloom and Eric J. Pulaski. Messrs. Bloom and Pulaski are nominated to serve in Class III for another term expiring at the 2004 annual meeting of shareholders.

    The directors in Class I are serving terms that expire at the 2002 annual meeting of shareholders. The director in Class II is serving a term that expires at the 2003 annual meeting of shareholders.

    The two nominees who receive the most votes will be elected to the open directorships in Class III even if they receive less than a majority of the votes cast. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

                                                                                                      DIRECTOR
                                              AGE                  POSITION                            SINCE
                                              ---                  --------                            -----
CLASS I DIRECTORS
  Richard P. Gardner                           47    President, Chief Executive Officer and Director    2000
  Richard A. Hosley II (a)                     56    Director                                           1998

CLASS II DIRECTORS
  Leland D. Putterman (a)(b)                   41    Director                                           1999

NOMINEES FOR ELECTION FOR CLASS III
  Peter L. Bloom(a)(b)                         43    Director                                           1997
  Eric J. Pulaski                              37    Chairman of the Board and Chief Technology         1990
                                                      Officer

                  ----------

        (a) Member of the Audit Committee. The Audit Committee was composed of Messrs. Bloom and Hosley until November 9, 2000, and thereafter it was composed of Messrs. Bloom, Hosley and Putterman.

        (b) Member of the Compensation Committee. Mr. Putterman was appointed to the Compensation Committee in August 2000.

Background of Directors and Director Nominees

    Peter L. Bloom has served as a director of BindView since October 1997. Mr. Bloom is a managing member of General Atlantic Partners, LLC, a private equity firm that invests globally in software services and related information technology companies. Prior to joining General Atlantic Partners, LLC in 1996, Mr. Bloom spent 13 years at Salomon Brothers, an investment banking firm, where he last was the managing director of Salomon's U.S. technology division. Mr. Bloom is on the board of directors of Predictive Systems, Inc., is a special advisor to the board of directors of E-TRADE Securities, Inc. and is a board member of a number of private companies. Mr. Bloom holds a B.A. degree in computer studies and economics from Northwestern University.

    Richard P. Gardner has served as president and chief executive officer and as a director of BindView since January 2000. Before joining BindView, Mr. Gardner had been senior vice president, field operations at BMC Software, Inc. ("BMC") since April 1, 1999 and was senior vice president, worldwide sales and marketing from August 1997 to April 1999. He joined BMC as senior vice president, North American sales, in May 1994. Prior to his career at BMC, he was employed by IBM Corporation from March 1975 to May 1994 in various sales, marketing, and general management capacities. Mr. Gardner holds a B.S. degree from Louisiana State University.

    Richard A. Hosley II has served as a director of BindView since January 1998. Since October 1990, Mr. Hosley has been a private investor. From 1980 to 1990, Mr. Hosley was employed by BMC, where he held a variety of positions including vice president of sales and marketing, president, chief executive officer and vice chairman. Prior to joining BMC, Mr. Hosley was employed by IBM. Mr. Hosley holds a B.A. degree in economics from Texas A&M University.

    Eric J. Pulaski founded BindView in May 1990 and served as BindView's chairman of the board, president and chief executive officer from its inception until January 2000, when he recruited Mr. Gardner to serve as president and chief executive officer. He continues to serve as chairman of the board and chief technology officer. Before founding BindView, Mr. Pulaski was employed as director of the advanced services division of Network Resources, Inc., a Houston-based systems integration firm. Mr. Pulaski holds a B.A. degree in humanities from the University of Texas at Austin.

    Leland D. Putterman has served as a director of BindView since August 1999. For four years prior to joining the Board, he was vice president of worldwide marketing for BMC. Prior to his position at BMC, Mr. Putterman held several sales management roles at Oracle Corporation as well as the position of vice president of product marketing. Mr. Putterman currently is on the boards of several software and Internet companies. He graduated with honors from Princeton University in 1982 with a B.A. degree in economics.

COMMITTEES OF THE BOARD AND MEETING ATTENDANCE

    The Board has an Audit Committee and Compensation Committee. The Audit Committee was composed of Messrs. Bloom and Hosley until November 9, 2000, and thereafter of Messrs. Bloom, Hosley and Putterman. Each of Messrs. Bloom, Hosley and Putterman were independent directors as defined by Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. The Compensation Committee was composed of Messrs. Bloom and then-director John J. Moores until Mr. Moores' resignation from the Board in August 2000; beginning August 15, 2000, the Compensation Committee was composed of Messrs. Bloom and Putterman. During 2000, the Board met five times and the Audit Committee met three times. During 2000, the Compensation Committee as such acted by unanimous written consents in lieu of meetings; certain compensation issues were discussed by the committee members in conjunction with meetings of the entire Board. During 2000, all currently-incumbent directors attended, in person or by telephone, at least 75% of all meetings held by the Board and by the committees on which the directors served.

    Audit Committee. The Audit Committee recommends the independent public auditors appointed by the Board to audit our financial statements and reviews issues raised by those auditors as to the scope of their audit and their audit report, including any questions and recommendations they may have relating to our internal accounting and auditing procedures. The Board has adopted a written charter for the Audit Committee that is attached to this proxy statement as Appendix A.

    Compensation Committee. The Compensation Committee approves the compensation to be paid to our executive officers and to the members of the Board, as well as grants of stock options and restricted stock awards to such individuals.

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board, which is composed of three non-employee directors, has furnished the following report.

    The Audit Committee has reviewed and discussed with management BindView's audited financial statements for the year 2000 audited by PricewaterhouseCoopers LLP, BindView's principal independent public accountants, has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountant's independence. Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board that the company's financial statements audited by PricewaterhouseCoopers LLP should be included in BindView's annual report on Form 10-K.

                                             AUDIT COMMITTEE:
                                             Peter L. Bloom
                                             Richard A. Hosley II
                                             Leland D. Putterman

COMPENSATION OF DIRECTORS

    We reimburse our directors for out-of-pocket expenses incurred in attending Board meetings. Except for Messrs. Hosley and Putterman, no member of the Board currently receives any additional cash compensation. Messrs. Hosley and Putterman each receive $1,000 per Board meeting attended. Mr. Hosley and Mr. Bloom have received options to acquire 100,000 shares of common stock at an exercise price of $1.92 per share, and Mr. Putterman has received options to acquire 40,000 shares of common stock at an exercise price of $10.00 per share under our 1998 Non-Employee Directors Stock Option Plan. These options vest in annual installments over five years, except that they vest in full if BindView is subject to a change in control (as defined in that plan) or if the optionee dies or becomes disabled. These options expire ten years from the date of grant or, if earlier, 90 days after the optionee ceases to be a director or 12 months after the optionee's death.

                       EXECUTIVE OFFICERS AND COMPENSATION

    The following table shows the names, ages and titles of our executive officers as of March 29, 2001.

NAME                               AGE                 POSITION
----                               ---    ----------------------------------------------------
Richard P. Gardner...........       47    President and Chief Executive Officer
Paul J. Cormier..............       44    Senior Vice President - Research & Development
William D. Miller............       49    Senior Vice President - Worldwide Sales and Services
Eric J. Pulaski..............       37    Chairman of the Board and Chief Technology Officer
Kevin M. Weiss...............       44    Senior Vice President and Chief Marketing Officer

    For information regarding Mr. Gardner's and Mr. Pulaski's backgrounds, see "Background of Directors and Director Nominees."

    Paul J. Cormier is BindView's senior vice president of research and development. He joined the company as vice president of research & development in connection with BindView's acquisition of Netect Ltd. in March 1999. Mr. Cormier had served as vice president of research & development and chief technology officer of Netect since September 1998. Prior to joining Netect, Mr. Cormier was the director of software engineering for Digital Equipment Corporation's Internet software group, which later became AltaVista.

    William D. Miller is BindView's senior vice president of worldwide sales and services. Before joining BindView in April 2000, Mr. Miller was vice president of sales for IBM's European industrial sector. Mr. Miller's responsibilities included sales, marketing, profit, and customer satisfaction for IBM's industrial sector clients in

Europe, the Middle East, and Africa. Before his European assignment, Mr. Miller held various sales, marketing and general management positions with IBM in the US. Mr. Miller worked for IBM from June 1979 until April 2000.

    Kevin M. Weiss is BindView's senior vice president & chief marketing officer. Prior to joining BindView in October 2000, Mr. Weiss was senior vice president of Americas field operations of BMC Software, Inc., where his responsibilities included sales, marketing, administration and finance. In addition, Mr. Weiss' worldwide responsibilities included pricing, revenue and expense planning, personnel development, IT infrastructure support and channel strategy. Mr. Weiss was employed at BMC from June 1995 to September 2000. Before joining BMC, Mr. Weiss worked at IBM Corporation from August 1979 to June 1995 in a variety of sales, marketing and general management positions.

    All officers of BindView hold office until their respective successors are duly elected and qualified or their earlier resignation or removal.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board, which is composed of non-employee directors, has furnished the following report on executive compensation.

Executive Compensation Program

    BindView's executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for the company's successful financial performance and for increasing shareholder value. BindView's compensation program consists of three principal elements: base salary, performance bonus and stock options. Together these elements comprise total compensation value. The Compensation Committee believes that the total compensation program for executives of BindView is competitive with the compensation programs provided by other comparable companies.

    Base Salary: The Compensation Committee periodically reviews base salaries of executive officers, including the executive officers named in the "Summary of Executive Compensation" discussion below. The factors considered in setting salaries include (but are not necessarily limited to) salaries paid to persons holding comparably-responsible positions at other similarly-situated companies; the applicable cost of living; the company's overall financial performance; the individual's past performance and potential with the company; and input from the chief executive officer. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Compensation Committee.

    The 2000 base salary for former CEO Eric J. Pulaski was based on his position, responsibility, level of experience, and on his individual performance and BindView's performance in prior years. The 2000 base salary for CEO Richard
P. Gardner was as provided in his employment agreement with BindView, which was negotiated on an arm's-length basis in view of his position and responsibilities, level of experience in BindView's industry, and anticipated contribution to BindView's performance.

    Annual Performance Bonuses: Total compensation for executive officers also includes cash bonuses in accordance with BindView's senior-executive bonus plan, with the on-target amount for each incumbent executive officer being specified in the executive officer's employment agreement with BindView, based on the same factors as described above for executive-officer salaries. The 2000 cash bonus awards were based on BindView's revenue growth and profitability as well as each individual's position, responsibility and level of experience.

    Stock Options: Total compensation for executives also includes long term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between BindView's management and shareholders because an option holder realizes gains only if the stock price increases over the fair market value at the date of grant. In determining the amount of option grants, we evaluate the position of the employee, responsibility of the employee and overall compensation package. All options are granted at a strike price of at least fair market value at the date of grant. The long-term value realized by management through option exercises is directly linked to the enhancement of shareholder value.

    In January, 2000, Richard P. Gardner became the president and CEO of BindView. At that time, the Board unanimously approved contingent grants to Mr. Gardner of ten-year options to purchase 2,500,000 shares of BindView common stock, including 2,000,000 shares at the then-market price of $23.375 per share and an additional 500,000 shares at a then above-market price of $40 per share. Such grants were contingent on subsequent approval by BindView's shareholders of an amendment to a BindView stock option plan (the Omnibus Incentive Plan) to increase the number of shares available for issue under that plan to a number sufficient to permit the grant to Mr. Gardner. In early April 2000, the market price of the company's stock dropped significantly. On May 1, 2000, while the option grant to Mr. Gardner remained subject to such contingency, the Compensation Committee unanimously approved amending the terms of the option grants to provide for a single ten-year option to purchase 1,650,000 shares at a then above-market price of $10 per share (the company's stock closed that day at $8.0625). In light of the relatively short period of time that Mr. Gardner had been with the company, the Compensation Committee took this action in order to more closely align Mr. Gardner's personal financial incentives with the interests of the company's shareholders. Under the amended option terms, the size of Mr. Gardner's aggregate 2,500,000-share grant was reduced by 850,000 shares (34%), and its aggregate option pricing, relative to the market price of the stock, was increased from a 14% premium over market on the date of the grants to a 24% premium over market on the date of the amendment. BindView's shareholders approved the amendment to the Omnibus Incentive Plan at the annual meeting on May 5, 2000, at which time Mr. Gardner's (amended) option grant ceased to be a contingent grant.

    Applicable Tax Code Provision. The compensation committee has reviewed the potential consequences for BindView of Section 162(m) of the Internal Revenue Code, which limits the tax deduction a company can claim for annual compensation in excess of $1million to certain executives. This limit did not affect BindView in 2000 and is not expected to affect BindView in 2001.

                                                    COMPENSATION COMMITTEE:
                                                    Peter L. Bloom
                                                    Leland D. Putterman


SUMMARY OF EXECUTIVE COMPENSATION

    The following table summarizes compensation information for the chief executive officer and certain of BindView's most highly compensated executive officers (the "Named Executive Officers"), determined by reference to total annual salary and bonus for the fiscal year ended December 31, 2000.

                                                                      LONG-TERM COMPENSATION
                                                                   ----------------------------
                                            ANNUAL COMPENSATION      RESTRICTED     SECURITIES
                                        -------------------------
                                                                       STOCK        UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR       SALARY       BONUS        AWARDS      OPTIONS(#)(1) COMPENSATION (2)
-----------------------------    -----       ------     ---------  -------------  -------------- ----------------
Richard P. Gardner...........    2000       $222,549    $     --           --         1,650,000        $   --
  President & Chief
  Executive Officer
Marc R. Camm (3) ............    2000        168,456          --           --                --         5,250
    Vice President of Marketing  1999        143,006      41,633           --           437,500         8,558
Paul J. Cormier (4)..........    2000        175,780          --           --                --         5,250
    Vice President of Research
and
    Development                  1999        131,835      44,547                        437,500         5,726
William D. Miller (5)........    2000        102,993     104,464            --          400,000        35,000
  Vice President of Worldwide
Sales
Scott R. Plantowsky (6)......    2000        150,000          --            --               --         5,250
  Senior Vice President and      1999        132,292      53,446                        450,000        10,000
  Chief Financial Officer        1998        110,000     104,164            --               --        10,000
Eric J. Pulaski (7)..........    2000        150,000          --            --               --         5,250
  Chairman & Former President    1999        150,000      61,086            --               --        10,000
  & Chief Executive Officer      1998        148,125      66,508            --               --        10,000

----------

(1)  Gives effect to the Stock Split.

(2) "All other compensation" for Mr. Miller includes payments made by BindView on his behalf in connection with his relocating to Houston, Texas, home of BindView's corporate headquarters. "All other compensation" for the other Named Executive Officers includes BindView's contributions to the BindView Development Corporation 401(k) Profit Sharing Plan.

(3) Mr. Camm serves as BindView's Vice President - Marketing. In October 2000, as a result of a realignment of certain management responsibilities, Mr. Camm ceased to be an "executive officer" of BindView for purposes of this proxy statement.

(4)  Mr. Cormier joined BindView in March 1999.

(5) Mr. Miller joined BindView in April 2000. "Salary" for him is his salary from the date he joined BindView through the end of 2000. "Bonus" for him is the bonus provided by BindView's senior-executive bonus plan, taking into account the on-target amount in his employment agreement and his joining BindView in the second fiscal quarter of 2000.

(6) Mr. Plantowsky resigned as BindView's senior vice president and chief financial officer and as a director of the company on January 23, 2001.

(7) Mr. Pulaski served as president and chief executive officer until January 2000. He continues to serve as chairman and chief technology officer.

OPTION GRANTS FOR FISCAL YEAR ENDED DECEMBER 31, 2000

    This table shows information concerning individual grants of stock options made during the year ended December 31, 2000, to each of the Named Executive Officers.

                                                                              POTENTIAL REALIZABLE VALUE
                                                                                AT ASSUMED ANNUAL RATES
                                                                            OF STOCK PRICE APPRECIATION
                          SHARES OF      PERCENT OF                              FOR OPTION TERM(2)
                        COMMON STOCK    TOTAL OPTIONS  EXERCISE               ------------------------
                         UNDERLYING      GRANTED TO    PRICE PER
        NAME            OPTIONS(#)(1)     EMPLOYEES    SHARE($)   EXPIRATION     5%($)         10%($)
-------------------    -----------------------------  ----------  ----------  ------------ ----------
Richard P. Gardner       1,650,000          30.2       10.00         1/10       5,170,733   18,007,020
Marc. R. Camm (3).....          --              --        --           --              --           --
Paul J. Cormier.......          --              --        --           --              --           --
William D. Miller.....     250,000           4.6        6.88         5/10       1,080,913    2,739,245
                           150,000           2.7        6.92        10/10         652,972    1,654,759
Scott R. Plantowsky(3)          --              --        --           --             --            --

Eric J. Pulaski.......          --              --        --           --             --            --

----------

(1)  Gives effect to the Stock Split.

(2) The potential realizable value of the options is based on an assumed appreciation in the price of the common stock at a compounded annual rate of 5% or 10% from the date the option was granted until the date the option expires. The 5% and 10% appreciation rates are set forth in the Securities and Exchange Commission's regulations. BindView does not represent that the common stock will appreciate at these assumed rates.

(3) See notes concerning Messrs. Camm and Plantowsky under the heading "Summary of Executive Compensation."

OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

    This table shows all stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2000, and the number and value of options each held at fiscal year end.

                                                           NUMBER OF
                                                     SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT       "IN-THE-MONEY" OPTIONS AT
                           SHARES        VALUE      DECEMBER 31, 2000(#)(1)       DECEMBER 31, 2000($)(2)
                                                ----------------------------- ---------------------------
                         ACQUIRED ON   REALIZED
                         EXERCISE(#)      ($)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
                         -----------   --------   -----------   -------------   -----------       -------------
Richard P. Gardner....          --          --          --      1,650,000                --              --
Marc R. Camm (3)......         250    $  8,138     164,977        285,117           $84,813          $5,310
Paul J. Cormier.......          --          --     162,459        291,043           $66,794         $47,716
William D. Miller.....          --          --          --        400,000                --      $1,005,365
Scott R. Plantowsky(3)          --          --   1,095,000        335,000        $8,350,041         $43,706
Eric J. Pulaski.......          --          --          --             --                --              --

----------

(1)  Gives effect to the Stock Split.

(2) The value of the unexercised "in-the-money" options equals the difference between the option exercise price and the closing price of BindView stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of BindView stock on December 31, 2000, as reported on the Nasdaq Stock Market, was $9.41.

(3) See notes concerning Messrs. Camm and Plantowsky under the heading "Summary of Executive Compensation."

COMMON STOCK PERFORMANCE COMPARISONS

    The following performance graph compares the performance of BindView's common stock to the Nasdaq Stock Market (U.S.) Index and the Standard & Poor's Computers (Software & Services) Index. The graph assumes an investment in BindView's common stock and each index of $100 at June 30, 1998, in the case of the indexes and at July 24, 1998, the effective date of BindView's initial public offering, in the case of BindView stock, and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG BINDVIEW DEVELOPMENT CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE S&P COMPUTERS (SOFTWARE & SERVICES) INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]

                                            7/24/98  12/31/98  12/31/99  12/31/00
                                            -------  --------  --------  --------
    BindView Development Corporation.....     100      275       497       188
    Nasdaq Stock Market (U.S.)...........     100      117       212       131
    S&P Computers (Software & Services)..     100      120       221       104


    This graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Regulations of 14A or 14C under the Exchange Act or subject to the liabilities of Section 18 under the Exchange Act.

EMPLOYMENT AGREEMENTS OF NAMED EXECUTIVE OFFICERS

    Of the Named Executive Officers, we have employment agreements with Messrs. Gardner, Camm, Cormier, Miller, and Plantowsky.

    Richard P. Gardner's employment agreement provides for an annual base salary of $225,000 and incentive bonus compensation based on achieving management based objectives and revenue and profitability goals. Mr. Gardner may terminate his employment without giving prior notice. BindView can terminate Mr. Gardner's employment upon written notice, with or without cause. Under Mr. Gardner's employment- and stock-option agreements with BindView, if Mr. Gardner's employment is terminated by BindView other than for cause, or if he resigns for good reason (as defined in the agreement), then 50% of all his unvested options will vest and become immediately exercisable as of the termination date, except that if the termination is in conjunction with a change of control, then 100% of all unvested options will vest and become immediately exercisable as of the termination date. In addition, BindView is obligated to pay Mr. Gardner a separation payment in an amount equal to 36 times (or, if the vested portion(s) of his option(s) to purchase the company's stock have appreciated by at least $10 million, 12 times) the average of Mr. Gardner's monthly base salary for the 12 months immediately preceding his termination date, or such shorter period over which he was continuously employed by the company. BindView is also obligated to maintain Mr. Gardner as a participant in, or provide benefits comparable to those of, the company's health insurance benefit plan for six months after his termination date. Under Mr. Gardner's stock-option agreement with the company, in the event of a change of control, any unvested portion of Mr. Gardner's stock options as of the effective date of the change of control will become fully vested unless Mr. Gardner remains chief executive officer and a member of the board of directors of BindView or of the surviving entity in any merger, consolidation or reorganization in which BindView is not the surviving entity.

    Marc R. Camm: See the note concerning Mr. Camm under the heading "Summary of Executive Compensation," above. Mr. Camm's amended and restated employment agreement provides for an annual base salary, as of October 2000, of $116,666, plus bonus compensation based on his productivity in certain duties. Either party may terminate Mr. Camm's employment upon two weeks' notice. If, before May 2002, he resigns, or his employment is terminated other than for cause, he is entitled to a payment of the amount of his base salary and to an amount that would have been paid to him for the period between his termination date and May 2002. Under an amendment to Mr. Camm's stock-option agreement with the company, entered into contemporaneously with his amended and restated employment agreement, his BindView stock options ceased to vest in March 2001; he may exercise any vested options at any time on or before December 31, 2001.

    Paul J. Cormier's employment agreement provides for an annual base salary of $175,000 and incentive bonus compensation based on achieving management based objectives and revenue and profitability goals. Mr. Cormier may terminate his employment without giving prior notice. BindView can terminate Mr. Cormier's employment upon written notice, with or without cause. BindView may also terminate Mr. Cormier's employment upon his death or disability. If BindView terminates Mr. Cormier's employment other than for cause, or if his employment is terminated automatically because of his death, then he is entitled to any accrued but unpaid incentive bonus compensation for the immediately-preceding quarter, plus a prorated portion of any unpaid incentive bonus compensation to which he would have been entitled for the quarter in which the termination occurs. In addition, if BindView terminates Mr. Cormier's employment for any reason other than for cause or his disability, then he is entitled to receive his annual base salary for one year in 12 monthly installments. If Mr. Cormier resigns for good reason (as defined in the agreement), then he is entitled to the same payments as if BindView had terminated his employment other than for cause or disability. Under Mr. Cormier's stock option agreements with Netect and with BindView, his options to purchase BindView stock will be subject to accelerated vesting, and in certain cases will become fully vested, in the event of a change of control.

    William D. Miller's employment agreement provides for an annual base salary of $150,000 and incentive bonus compensation based on achieving management based objectives and revenue and profitability goals. Mr. Miller may terminate his employment without giving prior notice. BindView can terminate Mr. Miller's employment upon written notice, with or without cause. The agreement provides for different outcomes depending upon the reason for the termination of employment. If Mr. Miller's employment is terminated by BindView other than for cause or disability, or if he resigns for good reason, then he is entitled to a severance period of one year (or two years if his options profit, as defined in the agreement, is less than $1 million), during which he continues to receive his base salary and quarterly bonus payments equal to an annual bonus of $150,000 (which he may opt to take in a present-value lump sum discounted at 8% per annum interest), along with medical / health benefits. Under Mr. Miller's stock-option agreement with the company, Mr. Miller's options will become fully vested if, after any change of control (as defined in the agreement), he resigns for good reason (as defined in the agreement) or is terminated by the company other than for cause.

    Scott R. Plantowsky: See the note concerning Mr. Plantowsky under the heading "Summary of Executive Compensation," above. In connection with Mr. Plantowsky's resignation, he and the company entered into an agreement providing for him to act in a limited consulting role in connection with certain specific projects designated by the company's CEO through May 31, 2001. Under the agreement, Mr. Plantowsky is not entitled to any post-resignation compensation from BindView except as follows: his salary was continued at its pre-resignation level through February 28, 2001; he will receive major-medical insurance coverage through May 31, 2001, with the cost of premiums after February 28, 2001 to be reimbursed to the company by him (which he has done); his previously-granted stock options will continue to vest as, and to the extent, stated in applicable option agreements through May 31, 2001; and he will have the right to exercise any or all vested options, in accordance with their respective option agreements, at any time on or before August 30, 2001; any options not exercised by then will be automatically canceled.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Peter L. Bloom, a director of BindView, is a member of the Compensation Committee. Mr. Bloom is a managing member of GAP and a general partner of GAPCO.

              OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of March 29, 2001 with respect to (a) persons known to us to be beneficial owners of more than five percent (5%) of the outstanding shares of BindView's common stock, (b) the Named Executive Officers identified in the Summary of Executive Compensation appearing elsewhere in this proxy statement and our directors and (c) all of our executive officers and directors as a group. Unless otherwise noted, we believe that all persons named in this table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

      BENEFICIAL OWNER                                                       SHARES (1)     PERCENTAGE(1)
      -----------------                                                      ----------     -------------
      Chap Cap Partners L.P. (2) .....................................         3,569,000         7.0%
      Franklin Resources Inc. (3).....................................         2,680,000         5.2%

      Peter L. Bloom (4) .............................................         2,573,864         5.0%
      Marc R. Camm (5) ...............................................           189,325            *
      Paul J. Cormier (6).............................................           188,929            *
      Richard P. Gardner (7)  ........................................           612,500         1.2%
      Richard A. Hosley II (8) .......................................            65,000            *
      William D. Miller (9)...........................................            50,000            *
      Scott R. Plantowsky (10)........................................         1,220,325         2.4%
      Eric J. Pulaski.................................................         9,185,118        17.9%
      Leland D. Putterman (11)........................................            31,000            *

      All executive officers, directors and nominees as a group (10)          14,116,061        27.0%

      ----------

      *  Less than 1%

(1) In accordance with the guidelines of the Securities and Exchange Commission, each beneficial owner's percentage ownership is determined by assuming that options held by such person and exercisable within 60 days have been exercised. The numbers of shares and options held by persons listed because of their status as Named Executive Officers or directors are based on our option-grant records and on public filings such as Form 3 and Form 4 filings.

(2) Based solely on a Schedule 13D filed with the Securities and Exchange Commission on March 23, 2001, these shares are beneficially owned by each of Chap Cap Partners L.P., Chapman Capital L.L.C., Daniel S. Loeb, Robert
     L. Chapman, Jr., and Third Point Management Company L.L.C. According to this Schedule 13D, the business address of each of these people and entities is 300 North Continental Blvd., El Segundo, California 90245.

(3) Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 1, 2001, these shares are beneficially owned by each of Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. ("Advisers"). According to this Schedule

     13G, Advisers has the sole power to dispose of or direct the disposition of, or vote or direct the vote of, these shares. According to this Schedule 13G, the business address of each of these people and entities is 777 Mariners Island Boulevard, San Mateo, California 94404.

(4) Based on a Schedule 13D filed with the Securities and Exchange Commission on August 20, 1999, 2,508,864 of these shares are beneficially owned by General Atlantic Partners 44, L.P. ("GAP 44"), General Atlantic Partners, LLC ("GAP") and GAP Coinvestment Partners, L.P. ("GAPCO", and collectively with GAP 44 and GAP, the "GAP Entities"). The GAP Entities share the voting and dispositive power of these shares. The business address of each of the GAP Entities is 3 Pickwick Plaza, Greenwich, Connecticut 06830. Peter L. Bloom is a managing member of GAP and a general partner of GAPCO. Mr. Bloom disclaims beneficial ownership of such securities, and inclusion in this table shall not be an admission of beneficial interest. In addition, Mr. Bloom's beneficial ownership includes 25,000 shares of common stock issuable on exercise of outstanding stock options.

(5) Includes 187,594 shares of common stock issuable on exercise of outstanding stock options. See the discussion concerning Mr. Camm under "Executive Officers and Compensation."

(6) Includes 187,668 shares of common stock issuable on exercise of outstanding stock options.

(7) Includes 412,500 shares of common stock issuable on exercise of outstanding stock options, plus 200,000 shares owned by Gardner Investments Ltd., a limited partnership owned by Mr. Gardner and his immediate family, and of which Mr. Gardner is the managing general partner.

(8) Includes 65,000 shares of common stock issuable on exercise of outstanding stock options.

(9) Includes 50,000 shares of common stock issuable on exercise of outstanding stock options.

(10) Includes 160,000 shares of common stock issuable on exercise of outstanding stock options. See discussion concerning Mr. Plantowsky under "Executive Officers and Compensation."

(11) Includes 14,000 shares of common stock issuable on exercise of outstanding stock options.

(12) See the above notes to this table. Includes an aggregate of 1,101,762 shares of common stock issuable upon the exercise of outstanding stock options.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP served as BindView's principal independent public accountants for the 2000 fiscal year and has been selected to serve as BindView's principal independent public accounts for the 2001 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to attend the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT FEES

    The aggregate fees billed for professional services rendered for the audit of the company's annual financial statements, and for the reviews of the financial statements included in the company's Forms 10-Q, for the 2000 fiscal year were $125,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees billed for professional services described in paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by the company's principal accountants for the fiscal year 2000.

ALL OTHER FEES

    The aggregate fees billed for services rendered by the company's principal accountants, other than for services otherwise covered under the subheadings "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for fiscal year 2000 were $278,000.

COMPATIBILITY OF CERTAIN FEES WITH INDEPENDENT ACCOUNTANTS' INDEPENDENCE

    The Audit Committee has considered whether the provision of services covered under the subheadings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining the company's principal accountants' independence.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires BindView's officers, directors and persons who own more than 10% of a registered class of BindView's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish BindView with copies of all Section 16(a) reports they file.

    Based solely on a review of Forms 3 and 4 and amendments thereto furnished to BindView during the fiscal year ended December 31, 2000, the following such forms were not filed on a timely basis in that fiscal year or prior fiscal years: Marc R. Camm (Caminetsky) had a late Form 3 and six late Forms 4 covering 28 transactions in 1999 and 2000. Paul R. Cormier had a late Form 3 and four late Forms 4 covering 10 transactions in 1999 and 2000. William D. Miller had a late Form 3 covering 1 transaction in 2000. Scott R. Plantowsky had two late Forms 4 covering 5 transactions in 1999 and 2000. David E. Pulaski had three late Forms 4 covering 6 transactions in 1999 and 2000. Eric J. Pulaski had four late Forms 4 for a total of 10 transactions in 1999 and 2000.

                PROPOSALS FOR NEXT ANNUAL MEETING; OTHER MATTERS

    Any proposals of holders of common stock intended to be presented at the annual meeting of shareholders of BindView to be held in 2002 must be received by BindView at its principal executive offices, 5151 San Felipe, 25th Floor, Houston, Texas 77056, no later than December 13, 2001 to be included in the proxy statement and form of proxy relating to that meeting.

    BindView is paying the cost of this solicitation of proxies. In addition to solicitation by use of the mails, the directors, officers or employees of BindView may solicit the return of proxies by telephone, telecopy or in person.

                                      # # #

                       APPENDIX A AUDIT COMMITTEE CHARTER

                        BINDVIEW DEVELOPMENT CORPORATION

                             AUDIT COMMITTEE CHARTER

                            (A NASDAQ Listed Company)

         The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors and, if any, internal auditor or internal audit department.

         The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ as they are currently applicable or may become applicable. The members of the Audit Committee shall be appointed or elected by the Board.

         The Audit Committee may request any officer or employee of the Company or any appropriate representative of the independent auditor to attend a meeting of the Committee or to meet with any members of the Committee.

         The Audit Committee shall

         1. Hold regular meetings, normally in conjunction with Board meetings, and special meetings as necessary or advisable.

         2. Make regular reports to the Board.

         3. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         4. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board, or, if advisable, the discharge of such independent auditor.

         5. Approve the fees and expense reimbursements to be paid to the independent auditor, including all fee and expense payments to the independent auditor for services in addition to those related to the annual audit and quarterly review process.

         6. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if determined by the Audit Committee to be necessary or advisable, recommend that the Board take appropriate action to satisfy itself as to the independence of the auditor.

         7. Review and evaluate the professional services provided by the independent auditor and the performance of the independent auditor, report on such review and evaluation to the Board and, if determined by the Audit Committee to be necessary or advisable, recommend to the Board a replacement for such independent auditor.

         8. Meet with the independent auditor prior to the commencement of the annual audit to review the planning and staffing for the annual audit.

         9. Review the annual audited financial statements with management and the independent auditor before they are published, including reviewing all major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         10. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's annual financial statements prior to their publication, including a review of any issues or judgments made relating to assessments of materiality, inventory valuation and doubtful accounts and to revenue recognition and/or the timing thereof.

         11. Review the major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditor or internal audit department, if any exists, or management.

         12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, which addresses the existence of possible illegal acts by the Company and other matters, has not been implicated.

         13. Discuss with the independent auditor the matters required to be discussed by the independent auditor with the Audit Committee pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit and errors and irregularities encountered, if any.

         14. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include

             (1) a consideration of any difficulties encountered in the course of the audit, including any restrictions on the scope of activities or access to information;

             (2) a consideration of any changes required in the planned scope of any internal audit; and

             (3) a consideration of the internal auditor or the internal audit department responsibilities, budget and staffing, if such position or department exists.

         15. Prepare the report required by the Rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement as to the activities of the Audit Committee.

         16. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q for each of the first three quarters of the Company's fiscal year and discuss with management and the independent auditors any issues and judgments made of the sort referred to in Item 10 above in connection with the preparation of the Company's quarterly financial statements.

         17. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         18. Review the appointment and replacement of the internal auditor, if the position exists, or the personnel composition and competency of the internal auditing department, if one exists.

         19. Review the significant reports to management prepared by the internal auditor or internal auditing department, if either exists, and management's responses thereto.

         20. Obtain affirmations from management, the Company's internal auditor, if the position exists, or the Company's internal audit department, if one exists, and, to the extent possible, the independent auditor that the Company's subsidiary/foreign affiliated entities, if any exist, are being maintained and/or operated in conformity with applicable legal requirements and the Company's Code of Conduct, if one exists.

         21. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct, if one exists, including making recommendations as to any changes thereto.

         22. Review with the Company's legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and Code of Conduct, if one exists, and any material reports or inquiries received from regulators or governmental agencies or any material claims made against the Company of which such counsel is aware.

         23. Meet at least annually with the chief financial officer, the internal auditor, if the position exists, or the senior staff of the internal audit department, if one exists, and the independent auditor in separate sessions.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that they are carried out in accordance with generally accepted auditing standards or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These matters are the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations (although it may supervise special investigations as it deems necessary), to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct, if one exists, which compliance assurance is also the responsibility of management.

                                      # # #

                                                              PLEASE MARK
                                                             YOUR VOTES AS [X]
                                                             INDICATED IN
                                                             THIS EXAMPLE

(1) ELECTION OF DIRECTORS:                                NOMINEES: Peter L. Bloom, Eric J. Pulaski

    FOR the nominees               WITHHOLD               (Instruction: To withhold authority to vote for any individual
    listed at right               AUTHORITY               nominee, write that nominee's name on the space provided
 (except as mentioned       to vote for the nominees      below.)
   to the contrary)             listed at right
         [ ]                         [ ]                  ______________________________________________________________

In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.
                                                                          This proxy when properly executed will be voted in
                                                                          the manner directed herein by the undersigned
                                                                          shareholder. If no direction is made this proxy will
                                                                          be voted FOR the election of the director nominees
                                                                          named in Item 1, or if any one or more of the
                                                                          nominees becomes unavailable, FOR another nominee
                                                                          or other nominees to be selected by the Board of
                                                                          Directors.

                                                                          Date _____________________________________, 2001.


                                                                          __________________________________________________


                                                                          __________________________________________________
                                                                          Signature of Shareholder(s)

                                                                          Please sign your name exactly as it appears hereon.
                                                                          Joint owners must each sign. When signing as
                                                                          attorney, executor, administrator, trustee or
                                                                          guardian, please give your full title as such.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                        BINDVIEW DEVELOPMENT CORPORATION

                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned holder of Common Stock of BindView Development Corporation ("BVEW") hereby appoints Richard P. Gardner and Shanoop Kothari, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of BVEW to be held at 9:00 a.m. on Friday, May 18, 2001, at BVEW's corporate office located at 5151 San
  |   Felipe, 2nd Floor, Houston, Texas 77056, and at any adjournment or
  |   postponement thereof, the number of votes that the undersigned would be
  |   entitled to cast if personally present.
  |
  | PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


                            * FOLD AND DETACH HERE *